EXHIBIT 10.23

                                PROMISSORY NOTE

$1,650,000                                         Palm Beach Gardens, Florida

                                                                June ____, 1996


        FOR VALUE RECEIVED the undersigned "Maker" promises to pay to the order of JACK W. NICKLAUS (such payee and any subsequent holder or holders of this Note are hereinafter called "Holder"), c/o Golden Bear International, Inc., located at 11780 U.S. Highway One, North Palm Beach, Florida 33408, or at such other place as the Holder hereof may from time to time in writing designate, in lawful money of the United States of America, the principal sum of ONE MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS ($1,650,000.00), together with interest thereon at the Federal Mid-Term annual interest rate in effect on June ___, 1996, such principal and interest to be due and payable on demand.

        Nothing herein, nor with respect to the loan transaction related hereto, shall be construed or operate so as to require the Maker to pay interest at a greater rate than is lawful. In the event any interest or other charges paid by the Maker in connection with the loan evidenced by this Note result in the computation or earning of interest in excess of the maximum legal rate of interest than applicable , any and all such excess shall be, and the same is, waived by the holder, and any and all such excess shall be automatically credited against and in reduction of the balance due hereunder, and the portion of said excess (if any) which exceeds the balance due under this Note shall be paid by the Holder to the Maker.

        The Maker hereby waives presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note.

        Maker agrees to pay all costs of collection, including a reasonable attorneys' fee and all costs of levy, appellate proceedings and review in case this Note or any payment hereunder is not paid when due, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

        Any of the following shall constitute an "Event of Default" hereunder:
(1) failure of Maker to repay the principal and interest when such amounts become due and payable; (2) failure of Maker to comply with the terms and conditions of this Note; or (3) the filing of any petition in bankruptcy by Maker, or an institution of any action for an assignment for the benefit of creditors or the insolvency of Maker.

        Upon the occurrence of an Event of Default, this Note and all other obligations of Maker to Holder in connection with the loan evidenced hereby, shall become due and payable, in full, immediately at the option of the Holder without demand or notice.

        Upon acceleration of the Note as a result of an Event of Default, the entire amount of principal, interest and other charges due as of the date of acceleration shall bear interest thereafter at a rate equal to the lesser of
(i) 17.9% per annum or (ii) the maximum amount permitted by Florida law.

        This Note may be prepaid in whole or in part at any time without premium or penalty.

        Time is of the essence hereof. This Note may not be changed or discharged orally, but only

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by an agreement in writing and designed by the party against whom enforcement of any waiver, change, modification or discharge is sought. This Note shall be construed and enforced in accordance with the laws of the State of Florida, both substantive and remedial. Maker hereby consents to a suit hereon in a court of competent jurisdiction in Palm Beach County, Florida; but such consent does not limit the right of Holder to bring suit elsewhere. The remedies of Holder shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall occur. Failure by Holder to exercise any right or remedy available to it upon the occurrence of an Event of Default (and the expiration of any applicable cure period) shall not constitute a waiver of the right of the Holder to exercise same at a later date or in the event of any subsequent Event of Default.

MAKER IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS NOTE WAIVES TRIAL BY JURY AND THE RIGHT TO INTERPOSE ANY DEFENSE, SET OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

                                        GOLDEN BEAR GOLF CENTER, INC.



                                        By:
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                                        Name:
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                                        Title:
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